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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statements No. 333-81128, No. 333-60500, No. 333-51856, No. 333-36982, No. 333-95883, No.
333-88671, No. 333-77793, No. 333-58311 and No. 333-34645 on Form S-3 and
Registration Statements No. 333-113346, No. 333-89764, No. 333-92905, No.
333-50391, No. 333-34711 and No. 333-04717 on Form S-8 of (1) our report dated
March 16, 2005 relating to the consolidated financial statements and financial statement schedule of ProxyMed, Inc. and its subsidiaries (the "Company") as of and for the year ended December 31, 2004 (which report expresses an unqualified opinion on the Company's consolidated financial statements and financial statement schedule and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) and (2) our report dated March 16, 2005 relating to management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of ProxyMed, Inc. and its subsidiaries for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP
Atlanta, Georgia
March 16, 2005